Exhibit 99-14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-14 of our report dated February 20, 2009, relating to the financial statements and financial highlights of the Lou Holland Growth Fund, the sole series of The Lou Holland Trust, appearing in an exhibit of such Registration Statement, to the references to us under the headings “Representations and Warranties” and “Financial Highlights of the New Fund”  in the Appendices to the Combined Proxy Statement and Prospectus, which is part of such Registration Statement, and to the references to us under the headings “Financial Highlights” in the Prospectus for Lou Holland Growth Fund of The Lou Holland Trust and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information for Lou Holland Growth Fund of the Lou Holland Trust, both of which are included in exhibits of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
November 13, 2009